Exhibit 99.1

News Release

Media Contacts:	David Caouette	Investor Contacts:	Alex Kelly
	(908) 423-3461		(908) 423-5185

	Amy Rose		Joe Romanelli
	(908) 423-6537		(908) 423-5088

Merck Details Plans to Advance Integration of

R&D, Manufacturing and Business Operations Worldwide

Positions Merck to Capitalize on Opportunities for Global Growth

WHITEHOUSE STATION, N.J., July 8, 2010 – Merck & Co., Inc. (NYSE: MRK), known outside the U.S. and Canada as MSD, today provided further detail on integration plans for the company’s research and development, manufacturing and other business operations as part of a global restructuring program announced following the November 2009 merger of Merck and Schering-Plough. The consolidation plans support Merck’s strategic direction as a customer focused, innovative and diversified global health care company, and position the company to invest in key areas for future growth, including emerging markets, biologics, vaccines and consumer care.

Merck today announced plans to phase out operations at eight research sites and eight manufacturing sites, as well as to continue to consolidate office facilities worldwide, as part of the global merger restructuring program that began last December. The goal of the restructuring is to create a flexible R&D organization that cultivates scientific innovation, facilitates external collaboration and drives pipeline progress and a reliable, more fully utilized and cost efficient worldwide manufacturing supply chain to support Merck’s broader product portfolio.

Merck continues to expect its total workforce to be reduced by approximately 15 percent across all areas of the combined company worldwide as part of the initial phases of its merger restructuring program. The company said it will continue to hire new employees in strategic growth areas of the business as necessary.

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“Today’s announcement is another important step as we successfully integrate our global operations on schedule and move forward with Merck’s strategic priorities,” said Richard T. Clark, chairman and chief executive officer of Merck. “These changes are crucial to drive future growth and realize the promise of being a global health care leader for the long term. While we believe these actions are necessary to support Merck’s competitive advantage, they required difficult decisions that will impact some of our colleagues, their families and local communities. We will implement our restructuring plans with the utmost care and respect for the hard-working and talented employees of Merck,” he said.

Merck said it remains committed to achieving its previously announced synergy target of $3.5 billion in ongoing annual savings in 2012. With the plans announced today, Merck expects the initial phases of the merger restructuring program to result in savings of approximately $2.7 to $3.1 billion in 2012 toward the $3.5 billion target. The company said synergy target savings will also come from non-restructuring-related activities, such as its ongoing procurement savings initiative. The company estimates that cumulative pretax costs for the initial phases of the merger restructuring program will now range from $3.5 billion to $4.3 billion. Merck expects that a charge for certain portions of these costs will be recorded in the second quarter of 2010. Merck said that approximately two-thirds of the cumulative pretax costs will relate to cash outlays, primarily due to employee separation expense. About one-third of the cumulative pretax costs are expected to be non-cash, relating primarily to the accelerated depreciation of facilities to be closed or divested.

Merck is taking a careful and thoughtful approach to these actions, including exploring appropriate local partnerships, business development initiatives and, in some cases, site sales to help minimize the potential impact on communities and employees. The company said its evaluation of these opportunities as well as the company’s global network continues. Merck will comply with all local laws and regulations, including where applicable, any requirements to inform or consult with works councils, trade unions or other employee representative bodies.

Merck Research Laboratories

The Merck Research Laboratories network is being restructured to ensure efficient and successful delivery of Merck’s pipeline of promising candidates. The new network will be comprised of 16 major research and development facilities worldwide. Merck will retain clinical development and regulatory affairs expertise in major regions around the world including the U.S., Europe, Asia and Japan.

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At the core of Merck’s research network are several large multidisciplinary sites that will support multiple research franchises. These sites provide the capabilities and resources to advance research priorities and respond quickly to change. The new network structure positions Merck to deliver important products that span biologics, small molecules and vaccines.

As part of today’s announcement, Merck plans to phase out operations at eight research sites over the next two years. These sites include: Montreal, Canada; Boxmeer (Nobilon facility only), Oss, and Schaijk, Netherlands; Odense, Denmark; Waltrop, Germany; Newhouse, Scotland; and Cambridge (Kendall Square), Massachusetts, U.S.

The company’s research division will retain its focus on seven key therapeutic franchise areas: Cardiovascular Disease; Diabetes and Obesity; Infectious Disease; Oncology; Neuroscience and Ophthalmology; Respiratory and Immunology; and Women’s Health and Endocrine. Merck’s women’s health research, currently centered in Oss, the Netherlands, will be relocated primarily to the U.S. The company remains committed to discovering and developing treatments and products for women’s health and will pursue global research collaborations. The continued focus on core franchise areas is aligned with the company’s global scientific strategy of retaining deep internal therapeutic area and functional expertise in core areas while strategically collaborating with partners to access external innovation.

Merck Manufacturing Division

Merck is realigning its global manufacturing network to create a focused, more fully-utilized and cost-efficient worldwide supply chain in support of the company’s broader product portfolio. The company’s core manufacturing activity will be focused on areas where it has unique expertise and capabilities, while leveraging a virtual global network of suppliers. Plans announced today as well as other actions taken since the merger would reduce Merck’s manufacturing network from 91 facilities at the close of the merger to 77 facilities. This includes 29 animal health facilities that are the subject of the planned joint venture of Intervet Schering-Plough with sanofi-aventis’s Merial, which are not included in this restructuring program. The company will continue to pursue productivity efficiencies and evaluate its manufacturing supply chain capabilities on an ongoing basis.

Beginning in the second half of 2010, the company will phase out operations at eight manufacturing facilities and these sites will exit the global network as activities are transferred to other locations. Specifically, the company intends to cease manufacturing activities at its facilities in Comazzo, Italy; Cacem, Portugal; Azcapotzalco, Mexico; Coyoacan, Mexico, and

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Santo Amaro, Brazil, and intends to sell the Mirador, Argentina and Miami Lakes, Florida, facilities. In Singapore, chemical manufacturing will be phased out at the legacy Merck site, but it will continue at the legacy Schering-Plough site. The company’s extensive pharmaceutical manufacturing operations will continue at these two Singapore facilities.

Merck will continue to make new strategic investments to support its worldwide product supply needs, particularly in emerging markets. In Latin America, for example, new investments are being made by Merck at its Xochimilco, Mexico and Campinas, Brazil facilities to increase capacity.

About Merck

Today’s Merck is a global healthcare leader working to help the world be well. Merck is known as MSD outside the United States and Canada. Through our prescription medicines, vaccines, biologic therapies, and consumer care and animal health products, we work with customers and operate in more than 140 countries to deliver innovative health solutions. We also demonstrate our commitment to increasing access to healthcare through far-reaching policies, programs and partnerships. Merck. Be well. For more information, visit www.merck.com.

Merck Forward-Looking Statement

This news release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the merger between Merck and Schering-Plough, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Merck’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the merger of Merck and Schering-Plough will not be realized, or will not be realized within the expected time period; the impact of pharmaceutical industry regulation and health care legislation; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; Merck’s

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ability to accurately predict future market conditions; dependence on the effectiveness of Merck’s patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions.

Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2009 Annual Report on Form 10-K and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov).

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